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                                                                  EXHIBIT 10.7.4

                               FOURTH ADDENDUM TO
                    JOINT DEVELOPMENT AND LICENSE AGREEMENT


     Nintendo Co., Ltd. ("NCL"), Nintendo of America Inc. ("NOA") (NCL and NOA are referred to collectively as "Company"); and Silicon Graphics, Inc., and MIPS Technologies, Inc. (collectively referred to as "SGI"), have agreed to enter into this Fourth Addendum to Joint Development and License Agreement, which modifies the "Joint Development and License Agreement" dated August 20, 1993, as supplemented by the "First Addendum to Joint Development and License Agreement" dated February 5, 1994; the "Second Addendum to Joint Development and License Agreement" dated February 21, 1996; and the "Third Addendum to Joint Development and License Agreement" dated June 12, 1996 (collectively, the "Agreement").

     1. Section 14.6 of the Agreement is modified as it relates to ownership of certain rights in the Mask Work by adding underlined words and deleting certain stricken-out words as indicated below:

          14.6 Microcode/Libraries, Coprocessor Command Set, Coprocessor Microinstruction Set, and Mask Work. SGI will deliver to Company the Microcode/Libraries, in source code and object code forms, the Microcode/ Libraries development environment, and documentation of the Coprocessor Command Set and the Coprocessor Microinstruction Set, at a time to be mutually agreed upon in writing by SGI and Company. SGI and Company acknowledge and agree that (a) the Developed Technology is implemented in part in each of the Microcode/Libraries, the Coprocessor Command Set, the Coprocessor Microinstruction Set, and the Mask Work; (b) subject to SGI's rights in the Licensed Background Technology embodied in each of them, Company shall own any and all copyrights in the Microcode/Libraries, the Coprocessor Command Set, the Coprocessor


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     Microinstruction Set, the Developer's Manual and the Development
     Environment; (c) subject to SGI's rights in the Licensed Background Technology embodied in the Coprocessor, Nintendo Co., Ltd. shall solely own the mask work rights in the Mask Work; and (d) all Development Technology incorporated in the Microcode/Libraries, Coprocessor Command Set, Coprocessor Microconstruction Set, and the Mask Work shall be subject to the provisions of Section 6.4 and 6.5 applicable to the Developed Technology. Company hereby grants to SGI a paid-up, nonexclusive, irrevocable, worldwide license to duplicate, distribute, modify, enhance, sublicense and otherwise use or exploit the Microcode/Libraries, the Coprocessor Command Set, the Coprocessor Microinstruction Set, the Mask Work and the Development Environment, subject only to the provisions of Sections 6.4, 6.5, 14.8 and 14.9.

     2. Company and SGI further agree that this Fourth Addendum is effective retroactively as of February 21, 1996 (the "Effective Date").

     IN WITNESS WHEREOF, the parties have executed this Fourth Addendum as of June ___, 1998.

NINTENDO CO., LTD.                    NINTENDO OF AMERICA INC.


By:    ____________________________   By:    _______________________________
Title: ____________________________   Title: _______________________________


SILICON GRAPHICS, INC.                 MIPS TECHNOLOGIES INC.


By:    ____________________________   By:    _______________________________
Title: ____________________________   Title: _______________________________


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